                                                                    EXHIBIT 3.20

                          BID.COM INTERNATIONAL INC.


                                    - and -


                             1184041 ONTARIO INC.


                                    - and -


                             SMYTHE GROUP COMPANY


                                    - and -


                           CIBC MELLON TRUST COMPANY






                               Warrant Indenture
           Providing for the Issue of Common Share Purchase Warrants
                         dated as of November 30, 1998

     THIS Warrant Indenture dated as of the 30th day of November, 1998, is made


B E T W E E N:


               BID.COM INTERNATIONAL INC., a company incorporated under the laws of the Province of Ontario

                (hereinafter called the "Corporation")

                              - and -

               1184041 ONTARIO INC.
               (hereinafter referred to as "1184041")

                                 - and -

               SMYTHE GROUP COMPANY
               (hereinafter referred to as "Smythe")

                                 - and -

               CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada

               (hereinafter called the "Agent")



     WHEREAS the Sellers propose to create and issue up to 1,653,050 Primary Warrants and 105,000 Secondary Warrants to be constituted, issued and sold in the manner herein set forth; and

     WHEREAS the Agent has agreed to act as warrant agent on behalf of the Warrantholders on the terms and conditions herein set forth;

     WHEREAS the foregoing statements of fact and recitals are made by the Sellers and not the Agent.

     NOW THEREFORE in consideration of the premises and in further consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

                                   ARTICLE 1
                                INTERPRETATION
                                --------------

1.1  Definitions  :  In this Indenture, unless there is something in the subject
     -----------
matter or context inconsistent therewith, the following words have the respective meanings indicated below:

     (a) "Agent" has the meaning specified above and includes a successor agent determined in accordance with Section 9.2;

     (b) "Business Day" means a day which is not a Saturday, Sunday or civic or statutory holiday in the Province of Ontario;

     (c) "Closing Date" means November 30, 1998, being the date of the closing of the completion of the issue and sale by the Sellers of the Special Warrants;

     (d) "Common Shares" means collectively the fully paid and non-assessable common shares in the capital of the Corporation as presently constituted and, except where the context hereof otherwise requires, includes common shares issued or to be issued in accordance with the due exercise of Warrants hereunder;

     (e) "counsel" means a barrister and solicitor or a firm of barristers and solicitors retained by the Agent or retained by the Corporation and acceptable to the Agent;

     (f) "director" means a director of the Corporation for the time being and reference without more to action by the directors means action by the directors of the Corporation as a board or, whenever duly empowered, action by a committee of the board;

     (g) "Dividends paid in the Ordinary Course" means such dividends payable in cash (or in securities, property or assets of equivalent value) declared payable on a Common Share in any fiscal year of the Corporation to the extent that the amount or value of such dividends in the aggregate do not exceed 5% of the Purchase Price and for such purposes the amount of any dividends paid in other than cash or shares shall be the fair market value of such dividends as determined by the directors acting reasonably;

     (h)  "Exercise Date" has the meaning ascribed to it in section 5.2;

     (i) "Exercise Form" means the exercise form accompanying a Warrant Certificate;

     (j) "Exercise Number" means the number of Common Shares which may be received from time to time on exercise of a Warrant;

     (k) "Expiry Date" means the date which is the earlier of (i) ten (10) business days following the date upon which the Corporation delivers a notice to all holders confirming that it has filed a preliminary prospectus or registration statement in connection with a public offering in the United States of America of at least $7,000,000 and (ii) December 31, 1999;

     (l)  "Expiry Time" means 5:00 p.m., Toronto time, on the Expiry Date;

     (m) "Extraordinary Resolution" has the meaning ascribed to it in Section 7.10;

     (n) "person" means any entity whatsoever including without limitation an individual, a corporation, a partnership, a trustee, a trust, an unincorporated organization or a syndicate and words importing persons have a similar meaning;

     (o) "Primary Warrants" means Warrants to be created and issued by the Corporation entitling the holders thereof to acquire from the Corporation up to 1,653,050 Common Shares subject to the terms and conditions hereof;

     (p) "Prospectus" means a "final" prospectus qualifying for distribution the Common Shares and Warrants issuable upon exercise or deemed exercise of the exchange rights of the Special Warrants;

     (q)  "Purchase Price" means $1.75 per Common Share;

     (r) "Qualifying Provinces" means the Province of Ontario and such other jurisdictions in Canada in which purchasers of Special Warrants are resident;

     (s) "Secondary Warrants " means Warrants to be created and issued by 1184041 (as to a maximum of 52,500 Warrants) and Smythe (as to a maximum of 52,500 Warrants) entitling the holders to acquire up to 105,000 Common Shares from 1184041 (as to 52,500 shares), and Smythe (as to 52,500 shares) subject to the terms and conditions hereof;

     (t) "Sellers" means the Corporation and 1184041 and Smythe collectively or severally depending upon the context;

     (u) "Special Warrants" means collectively the special warrants of the Corporation issued pursuant to a Special Warrant Indenture dated as of November 30, 1998 (the "Special Warrant Indenture") entitling registered holders thereof to receive upon the exercise of the exchange rights thereof, one unit (herein a "Unit") consisting of one Common Share and one-quarter a Warrant or alternatively, if a receipt by the last of the securities regulatory authorities in the Qualifying Provinces for a Prospectus is not obtained on or prior to February 28, 1999, each Unit shall consist of 1.05 Common Shares and 0.2625 Warrants (in lieu of one Common Share and one-quarter a Warrant);

     (v) "subsidiary of the Corporation" means a corporation of which voting securities carrying a majority of the votes attached to all outstanding voting securities are owned, directly or indirectly, by the Corporation or by one or more subsidiaries of the Corporation, or by the Corporation and one or more subsidiaries of the Corporation and, as used in this definition, voting securities means securities, other than debt securities, carrying a voting right to elect directors either under all circumstances or under some circumstances that may have occurred and are continuing;

     (w)  "TSE " means The Toronto Stock Exchange;

     (x)  "Underwriter" means Yorkton Securities Inc.;

     (y) "Warrant Certificate" means a warrant certificate in the form of warrant certificate attached hereto as Schedule "A";

     (z) "Warrantholder" or "holder" means the registered holder of a Warrant hereunder;

     (aa) "Warrants" means collectively, the Primary and Secondary Warrants of the Corporation entitling registered holders thereof to receive one Common Share (or such kind and amount of shares or other securities or property calculated pursuant to Article 4 hereof, as the case may be) on the exercise of one such warrant at or before the Expiry Time upon payment of the Purchase Price by way of certified cheque or bank draft payable to the Corporation, in the case of Primary Warrants, and the 1184041 or Smythe in the case of the Secondary Warrants; and

     (bb) "Weighted Average Price" in respect of a Common Share at any date means the weighted average trading price of the Common Shares on The TSE or on any other stock exchange upon which the Common Shares are then listed. The Weighted Average Price will be calculated over the thirty (30) consecutive trading days before the date on which the Weighted Average Price is to be determined. The Weighted Average Price shall be determined by dividing the aggregate of the sale prices of all the Common Shares sold on the said exchange or market, as the case may be, during the said thirty (30) consecutive trading days by the total number of Common Shares so sold. If there is no market for the Common Shares during the period in which the Weighted Average Price thereof would otherwise be determined, the Weighted Average Price shall be determined by the directors of the Corporation acting reasonably and in good faith.

     (x) "written order of the Corporation", "written request of the Corporation", "written consent of the Corporation", "certificate of the Corporation" and any other document required to be signed by the Corporation, means, respectively, a written order, request, consent, certificate or other document signed in the name of the Corporation by any one of the president, any vice-president, or the secretary of the Corporation, and may consist of one or more instruments so executed.

1.2  Entire Indenture:   This Indenture constitutes the entire agreement
     ----------------
between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Indenture or the subject matter hereof except as specifically set forth herein.

1.3  Headings:   The division of this Indenture into Articles, Sections,
     --------
Subsections, paragraphs and other subdivisions, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or the Warrants.

1.4  Extending Meanings:   In this Indenture, whenever the context permits or
     ------------------
requires, words importing number shall include the singular and the plural and words importing gender shall include all genders.

1.5  References: References to an Article, Section, Subsection, paragraph or
     ----------
other subdivision or schedule shall be construed as references to an Article, Section, Subsection, paragraph or other subdivision of or schedule to this Indenture unless the context otherwise requires.

1.6  Business Day:   In the event that any day on or before which any action
     ------------
is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.7  Meaning of "Outstanding":     Every Warrant represented by a Warrant
     ------------------------
Certificate countersigned and delivered by the Agent hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Agent for cancellation or until the Expiry Time; provided that where a new Warrant Certificate has been issued pursuant to Section 2.6 to replace one which has been mutilated, lost, stolen or destroyed, the Warrants represented by only such new Warrant Certificate shall be counted for the purpose of determining the aggregate number of Warrants outstanding.

1.8  Time:   Time shall be of the essence hereof and of the Warrants issued
     ----
hereunder.

1.9  Choice of Language:   The parties hereby acknowledge that they have
     ------------------
expressly requested that this Indenture and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto be drawn up in the English language only. Les parties reconnaissent avoir expressment demandees que la presente Convention ainsi que tout avis, tout etat de compte et tout autre document a etre ou pouvant etre donne ou conclu en vertu des dispositions des presentes, soient rediges en langue anglaise seulement.

1.10  Applicable Law:     This Indenture and the Warrants shall be governed by
      --------------
and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The parties hereto submit to the exclusive jurisdiction of the courts in the Province of Ontario. The parties agree that any litigation between the parties which arises pursuant to or in connection with this Indenture, or any of its provisions, shall be referred to the courts in the Province of Ontario and shall not be referred to the courts in any other jurisdiction.


                                   ARTICLE 2
                        ISSUE AND PURCHASE OF WARRANTS
                        ------------------------------

2.1  Form and Terms of Warrants:     (1)  Subject to the provisions hereof, up
     --------------------------
to an aggregate of 1,758,058 Warrants are hereby authorized to be created by the Sellers and each whole Warrant, together with payment of the Purchase Price prior to the Expiry Time, shall entitle a holder thereof to acquire one Common Share (or other kind and amount of shares and securities or property calculated pursuant to the provisions of Article 4, as the case may be) at any time after their issue and on or prior to the Expiry Time.

     (2) The Warrants shall be executed by the Corporation, in the case of the Primary Warrants, or 1184041 or Smythe in the case of the Secondary Warrants, and certified by the Agent and shall be in registered form and the Warrant Certificates shall be substantially in the form set out in Schedule "A" hereto with, subject to the provisions of this Indenture, such additions, variations and/or omissions as may from time to time be agreed upon between the Sellers and the Agent and as otherwise provided by this Indenture, and shall be numbered in such manner as the Sellers, with the approval of the Agent, may prescribe. All Warrants shall, save as to denominations, be of like tenor and effect. The Warrant Certificates may be reproduced or printed in such form (except as to content) as the Corporation may determine. No change in the form of the Warrant Certificates shall be required (except as to content) by reason of any adjustment made pursuant to Article 4.

2.2  Transfer and Ownership of Warrants: (1)    The Agent shall maintain a
     ----------------------------------
register of the holders at its principal office in the City of Toronto which shall be open for inspection by any agent or representative of the Sellers, the Underwriter or a Warrantholder, in which shall be entered the name and addresses of the holders of the Warrants, the number of Warrants held by them and all other information required by law. The Agent shall, from time to time when requested to do so in writing by the Sellers or the Underwriter furnish the Sellers with a list of the names and addresses of holders of Warrants entered in the registers kept by the Agent and showing the number of Common Shares which might then be acquired upon the exercise of the Warrants held by each such holder.

     (2) Except as otherwise set forth in this Section 2.2, the Warrants are not transferable.

     (3) A person who furnishes evidence to the reasonable satisfaction of the Agent that he is:

     (a)  a Warrantholder;

     (b) an executor, administrator, heir or legal representative of the heirs of the estate of a deceased Warrantholder;

     (c) a guardian, committee, trustee, curator or tutor representing a Warrantholder who is an infant, an incompetent person or a missing person;

     (d)  a liquidator of, or a trustee in bankruptcy for, a Warrantholder; or

     (e)  a transferee of a Warrantholder,

may as hereinafter stated, by surrendering such evidence together with the Warrant Certificate in question to the Agent (by delivery or mail as set forth in Section 10.3) and subject to such reasonable requirements with respect to the payment by the holder of the costs associated with the transfer as the Agent may prescribe and all applicable securities legislation and requirements of regulatory authorities, become noted upon the register of Warrantholders. After receiving the surrendered Warrant Certificates and upon the person surrendering the same meeting the requirements as hereinbefore set forth, the Agent shall forthwith give written notice thereof together with confirmation as to the identity of the person entitled to become the holder to the Sellers. Forthwith after receiving written notice from the Agent as aforesaid, the Sellers shall, in accordance with the provisions of Section 2.7, cause a new Warrant Certificate to be issued and sent to the new holder and the Agent shall alter its register of holders accordingly.

     (4) Subject to the provisions of this Indenture and applicable law, the Warrantholder shall be entitled to the rights and privileges attaching to the Warrants free from all equities and rights of set-off or counterclaim between any of the Sellers and such Warrantholder's transferor or previous holder of Warrants and the issue of Common Shares by the Corporation upon the exercise of Warrants by any Warrantholder in accordance with the terms and conditions herein contained shall discharge all responsibilities of any the Sellers and the Agent with respect to such Warrants.

2.3  Warrantholders not Shareholders:     A Warrantholder shall not, as such, be
     -------------------------------
deemed to be or regarded as a shareholder of the Corporation nor shall such Warrantholder be entitled to any right or interest except as is expressly provided in this Indenture and in the Warrant Certificate.

2.4  Signing of Warrants:     The Warrant Certificates shall be signed either
     -------------------
manually or by facsimile signature by any one director or officer of the Corporation in the case of the Primary Warrants or 1184041 or Smythe in the case of the Secondary Warrants and may, but need not be, under their respective corporate seals. A facsimile signature upon any Warrant Certificate shall for all purposes hereof be deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced. If a person whose signature, either manually or in facsimile, appears on a Warrant Certificate is not a director or officer of the Corporation or 1184041 or Smythe, as the case may be, at the date of this Indenture or at the date of the countersigning and delivery of such Warrant Certificate, such fact shall not affect in any way the validity of the Warrants or the entitlement of the holder thereof to the benefits of this Indenture.

2.5  Countersigning:     No Warrant Certificate shall be issued, or if issued,
     --------------
shall be valid or exercisable or entitle the holder thereof to the benefits of this Indenture until the Warrant Certificate has been manually countersigned by or on behalf of the Agent. The countersignature by or on behalf of the Agent on any Warrant Certificate shall not be construed as a representation or warranty by the Agent as to the validity of this Indenture or of the Warrants or as to the performance by the Corporation of its obligations under this Indenture and the Agent shall in no way be liable or answerable for the use made of the Warrants. The countersignature of the Agent shall, however, be a representation and warranty of the Agent that the Warrant Certificate has been duly countersigned by or on behalf of the Agent pursuant to the provisions of this Indenture and shall be conclusive evidence as against the Sellers that the Warrant Certificate so countersigned has been duly issued hereunder and the holder is entitled to the benefits hereof and thereof.

2.6  Loss, Mutilation, Destruction or Theft of Warrants:     (1)  In case any of
     --------------------------------------------------
the Warrant Certificates issued and countersigned hereunder shall become mutilated or be lost, destroyed or stolen, the Sellers shall, upon the holder complying with this Section 2.6, issue and thereupon the Agent shall countersign and deliver a new Warrant Certificate of like date and tenor in exchange for and in place of the one mutilated, lost, destroyed or stolen and upon surrender and cancellation of such mutilated Warrant Certificate or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate and the substituted Warrant Certificate shall be in a form approved by the Agent and shall entitle the holder thereof to the benefits hereof and rank equally in accordance with its terms with all other Warrants issued hereunder.

     (2) The applicant for the issue of a new Warrant Certificate pursuant to this Section 2.6 shall bear the reasonable costs of the issue thereof, which costs will include all applicable taxes, and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Sellers and to the Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Sellers and to the Agent, in their discretion and such applicant may also be required to furnish an indemnity bond in amount and form satisfactory to the Sellers and the Agent in their discretion, and shall pay the reasonable charges of the Sellers and the Agent in connection therewith.

2.7  Issue of Warrants:     Warrant Certificates shall be signed by the Sellers
     -----------------
as aforesaid and delivered to the Agent from time to time. The Agent shall countersign any Warrant Certificate delivered by the Sellers to the Agent as aforesaid and shall forthwith deliver to the person or persons in whose name or names the Warrant Certificate is to be issued (as specified in any written order from time to time given by the Sellers to the Agent and signed by the President, Secretary or Assistant Secretary of the Sellers) or mail to such person or persons at their respective addresses specified in the written order from the Sellers the Warrant Certificate for the appropriate number of Warrants.

2.8  Warrants to Rank Pari Passu:     All Warrants shall rank pari passu,
     ---------------------------
whatever may be the actual date of same.

2.9  Exchange of Warrants:
     --------------------

     (a) Warrant Certificates may, upon compliance with the reasonable requirements of the Agent, be exchanged for Warrant Certificates in any other authorized denomination representing in the aggregate the same number of Warrants. The Corporation or 1184041 or Smythe as the case may be shall sign and the Agent shall countersign, in accordance with Sections 2.4 and 2.5, all Warrant Certificates necessary to carry out the exchanges contemplated herein.

     (b) Warrant Certificates may be exchanged only at the principal office of the Agent in the City of Toronto. Any Warrant Certificates tendered for exchange shall be surrendered to the Agent and cancelled.

     (c) Except as otherwise herein provided, the Agent may charge registered holders requesting an exchange a reasonable sum for each Warrant Certificate exchanged; and payment of such charges and reimbursement of the Agent or the Sellers for any and all taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange as a condition precedent to such exchange.

2.10  Recognition of Registered Holder:     The Sellers and the Agent may deem
      --------------------------------
and treat the registered holder of any Warrant Certificate as the absolute beneficial owner of the Warrants represented thereby for all purposes under this Indenture and the Sellers and the Agent shall not be affected by any notice or knowledge to the contrary except where the Sellers or the Agent is required to take notice by statute or by order of a court of competent jurisdiction. A Warrantholder shall be entitled to the rights evidenced by the Warrants registered in his name free from all equities or rights of set-off or counterclaim between any of the Sellers and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Warrantholder of Common Shares upon the exercise thereof shall be a good discharge to the Sellers and the Agent for the same and neither the Sellers nor the Agent shall be bound to inquire into the title of any such holder except where the Sellers or the Agent is required to take notice by statute or by order of a court of competent jurisdiction.

                                   ARTICLE 3
                           COVENANTS OF THE SELLERS
                           ------------------------

3.1  Covenants of the Sellers:     The Sellers represent, warrant, covenant and
     ------------------------
agree with the Agent for the benefit of the Agent and the Warrantholders as follows:

     (a)  To Issue Warrants and Reserve Common Shares:  That they are duly
          -------------------------------------------
          authorized to create and issue the Warrants and that the Warrant Certificates, when issued and countersigned as herein provided, will be valid and enforceable against the Sellers and that, subject to the provisions of this Indenture, the Sellers will cause the Common Shares from time to time acquired pursuant to the Warrants under this Indenture and the certificates representing such Common Shares to be duly issued and delivered (in the case of the Corporation) and duly transferred and delivered (in the case of 1184041 and Smythe) in accordance with the terms hereof and of the Warrant Certificates. At all times prior to and including the Expiry Time, while any of the Primary Warrants are outstanding, the Corporation shall ensure that its authorized capital shall be sufficient, and shall reserve and allot and conditionally issue out of its authorized capital a number of Common Shares as is sufficient, to enable the Corporation to meet its obligation to issue Common Shares in respect of the exercise of all the Primary Warrants outstanding hereunder from time to time. At all times prior to and including the Expiry Time, while any of the Secondary Warrants are outstanding, 1184041 and Smythe shall ensure that the Agent shall be in possession of certificates representing a sufficient number of Common Shares as presently constituted together with all such additional documentation as provided in paragraph 3.3 as is sufficient to enable 1184041 and Smythe to meet their respective obligations to issue Common Shares in respect of the exercise of all the Secondary Warrants outstanding hereunder from time to time. All Common Shares acquired pursuant to exercise of the Warrants shall be fully paid and non-assessable.

     (b)  To Pay Agent's Remuneration:   That they will pay the Agent on a joint
          ----------------------------
          and several basis from time to time reasonable remuneration for its services hereunder and will, upon the Agent's request, pay to or reimburse the Agent for all reasonable expenses, disbursements and advances made or incurred by the Agent in the administration or execution of its obligations hereunder (including the compensation and disbursements of its counsel and other advisors and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Agent hereunder have been finally and fully performed, except any such expense, disbursement or advance that arises out of or results from negligence, willful misconduct or bad faith of the Agent.

     (c)  To Execute Further Assurances:   That they will do, execute,
          -----------------------------
          acknowledge and deliver or cause to be done, executed, acknowledged and delivered all other acts, deeds and assurances in law as the Agent may reasonably require for the better accomplishing and effecting the intentions and provisions of this Indenture.

     (d)  Delivery of Financial Statements to Warrantholders:  The Corporation
          --------------------------------------------------
          will send to the Warrantholders copies of all financial statements and other material furnished to the holders of its Common Shares during the term of this Indenture.

     (e)  Performance of Covenants by Agent:   If the Sellers shall fail to
          ---------------------------------
          perform any of their covenants contained in this Indenture, the Agent may notify the Warrantholders of such failure on the part of the Sellers or may itself perform any of the said covenants capable of being performed by it, but, subject to Section 9.2, the Agent shall be under no obligation to do so or to notify the Warrantholders. All sums reasonably expended or advanced by the Agent in performance of its rights provided for in this Subsection 3.1(e) shall be repayable as provided in this Section 3.1. No such performance, expenditure or advance by the Agent shall be deemed to relieve the Sellers of any default hereunder or their continuing obligations hereunder.

     (f)  Performance of Indenture:   They will well and truly perform and carry
          -------------------------
          out all of the acts or things to be done by them as provided in this Indenture.

     (g)  Corporate Existence:   They will maintain their corporate existences
          --------------------
          and will carry on and conduct its business in accordance with good business practice.

     (h)  Listing: The Corporation will use its reasonable best efforts to
          --------
          maintain the listing of the Common Shares on The TSE and to become or maintain its status as (as the case may be) a "reporting issuer" not in default of the requirements of the securities legislation and policies of each of the Qualifying Provinces.

     (i)  Action During Period of Notice:   They will not take any other action
          -------------------------------
          which might deprive the Warrantholders of the opportunity of exercising their rights pursuant to the Warrants held by such persons during the period of notice required by section 4.6.

3.2  Securities Qualification Requirements:
     -------------------------------------

     (a) If, in the opinion of counsel, any instrument (not including a prospectus, except as required by Section 3.1) is required to be filed with or any permission, order or ruling is required to be obtained from any securities regulatory authority or any other action is required under any Canadian federal or any provincial laws of the Qualifying Provinces before any securities or property which a Warrantholder is entitled to receive pursuant to the exercise of a Warrant may properly and legally be delivered upon the due exercise of a Warrant, the Corporation covenants that it will use its best efforts to file such instrument, obtain such permission, order or ruling or take all such other actions, at its expense, as is required or appropriate in the circumstances.

     (b) The Corporation, or if required by the Corporation, the Agent, will give written notice of the issue of Common Shares pursuant to the exercise of Warrants, in such detail as may be required, to the securities regulatory authorities in the Qualifying Provinces if there is therein any legislation, ruling or order requiring the giving of any such notice in order that the subsequent disposition of the Common Shares so issued will not be subject to the prospectus requirements of such legislation, ruling or order (subject to any applicable hold periods).

3.3  Deposit of Common Shares Underlying Secondary Warrants:    1184041 and
     ------------------------------------------------------
Smythe shall deliver to the Warrant Agent contemporaneously with the execution of this Indenture, certificates representing a sufficient number of Common Shares to satisfy their respective obligations under the Secondary Warrants, namely 52,500 Common Shares in the case of 1184041 and 52,500 Common Shares in the case of Smythe, together with all such transfer instruments, powers of attorney, corporate resolutions and other writings as may be necessary or advisable, in the opinion of the Agent to properly transfer such shares into the name of the Agent for the purpose of and subject to the terms and conditions of this Indenture.

     Any such Common Shares remaining registered in the name of the Agent after the Expiry Date shall be transferred back to the Sellers pro rata.

     The delivery of such Common Share certificates and other documentation shall constitute the Sellers irrevocable direction and authority to the Special Warrant Agent to deal with such Common Shares in accordance with this Indenture and to deliver such shares to the holders of the Secondary Warrants upon the due exercise thereof.


                                   ARTICLE 4
                       ADJUSTMENT TO SUBSCRIPTION RIGHTS
                       ---------------------------------

4.1  Adjustment to Subscription Rights:     The Exercise Number shall be subject
     ---------------------------------
to adjustment from time to time in accordance with the following provisions:

     (a)  Stock Dividends, Subdivisions and Consolidations:  If the Corporation
          -------------------------------------------------
          shall:

               (i) issue Common Shares or securities exchangeable for or convertible into Common Shares without further payment pursuant to a stock dividend to all or substantially all of the holders of the Common Shares (other than as Dividends paid in the Ordinary Course);

               (ii) make a distribution on its issued and outstanding Common
                    Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares without further payment (other than as Dividends paid in the Ordinary Course);

              (iii) subdivide its issued and outstanding Common Shares into a greater number of Common Shares; or

               (iv) consolidate its issued and outstanding Common Shares into a smaller number of Common Shares;

          (any such event being called a "Share Reorganization"), the Exercise Number then in effect shall be adjusted effective immediately after the record date on which the holders of Common Shares are determined for the purposes of the Share Reorganization to the Exercise Number determined by multiplying the Exercise

          Number then in effect by the fraction, the numerator of which shall be the number of Common Shares issued and outstanding after the completion of such Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be issued and outstanding had such securities been exchanged for or converted into Common Shares on such record date) and the denominator of which shall be the number of Common Shares issued and outstanding on such record date.

     (b)  Rights Offering:   If the Corporation shall distribute to all or
          ----------------
          substantially all of its shareholders resident in Canada rights, options or warrants exercisable within a period of forty-five (45) days after the record date for such distribution to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share or at an exchange or conversion value per share in the case of securities exchangeable or convertible into Common Shares equal to or less than ninety-five percent (95%) of the Weighted Average Price for Common Shares determined as of the record date for such distribution, to all or substantially all of the holders of the Common Shares (any such event being called a "Rights Offering"), the Exercise Number shall be adjusted effective immediately after the record date on which holders of Common Shares are determined for the purposes of the Rights Offering to the Exercise number determined by multiplying:

               (i)  the Exercise Number in effect on such record date; by

              (ii)  the fraction

                    (1)  the numerator of which shall be the aggregate of

                         (a) the number of Common Shares issued and outstanding on such record date, and

                         (b) the number of Common Shares offered pursuant to the Rights Offering or the maximum number of Common Shares for or into which the securities so offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, and

                    (2)  the denominator of which shall be the aggregate of

                         (a) the number of Common Shares issued and outstanding on such record date, and

                         (b)  the number determined by dividing either:

                              (1)  the product of

                                    a)  the number of Common Shares so offered;
                                        and

                                    b)  the price at which each of such Common
                                        Shares is offered, or

                              (2)  the product of

                                    a)  the maximum number of Common Shares for
                                        or into which the securities so offered
                                        pursuant to the Rights Offering may be
                                        exchanged or converted; and

                                    b) the exchange or conversion value of each one of such securities so offered,

                              as the case may be, by the Weighted Average Price of Common Shares determined as of such record date.

                    To the extent that such options, rights or warrants are not exercised prior to the expiry date thereof, the Exercise Number shall be readjusted effective immediately after such expiry date to the Exercise Number which would then have been in effect based upon the number of Common Shares or securities exchangeable for or convertible into Common Shares actually delivered on the exercise of such options, rights or warrants.

     (c)  Special Distributions:   If the Corporation shall distribute to all or
          ----------------------
          substantially all of the holders of the Common Shares:

               (i)  shares of any class other than Common Shares;

               (ii) rights, options or warrants, other than rights, options or warrants referred to in Subsection 4.1(b) and other than rights, options or warrants exercisable within a period of forty-five (45) days after the record date for such distribution to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share or at an exchange or conversion value per share greater than ninety-five percent (95%) of the Weighted Average Price of the Common Shares determined as of the record date for such distribution;

              (iii) evidences of indebtedness; or

               (iv) any other assets, excluding Common Shares issued by way of stock dividends and cash dividends paid out of earnings including the value of any shares or other property distributed in lieu of such cash dividends at the option of shareholders;

          and such issuance or distribution does not constitute a Dividend paid in the Ordinary Course, a Share Reorganization or a Rights Offering (any such event being called a "Special Distribution"), the Exercise Number then in effect shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purpose of the Special Distribution to the Exercise Number determined by multiplying the Exercise Number in effect on the record date of the Special Distribution by:

               (v)  the fraction

                    (1) the numerator of which shall be the number of Common Shares issued and outstanding on such record date multiplied by the Weighted Average Price of the Common Shares determined as of such record date; and

                    (2) the denominator of which shall be the difference between

                         (a)  the product of

                              (1)   the number of Common Shares issued and
                                    outstanding on such record date, and

                              (2) the Weighted Average Price of the Common Shares determined as of such record date, and

                         (b) the fair value, as reasonably determined by the directors of the Corporation, whose determination shall be conclusive, to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution.

     (d)  Other Reorganization:   If and whenever there is a capital
          ---------------------
          reorganization of the Corporation not otherwise provided for in this
          Section 4.1 or a consolidation, merger or amalgamation of the Corporation with or into another body corporate or a sale of all or substantially all of the assets of the Corporation, (any such event being called a "Capital Reorganization"), any Warrantholder who exercises its right to subscribe for Common Shares pursuant to the exercise of a Warrant after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such Warrant, in lieu of or in addition to the number of Common Shares to which the Warrantholder was theretofore entitled on conversion, the aggregate number of Common Shares or other securities of the Corporation or of the body corporate resulting from the Capital Reorganization that the Warrantholder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Common Shares to which the Warrantholder was theretofore entitled upon exercise of such Warrant subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Subsections 4.1(a),(b) and (c), provided that it shall be a condition precedent to such Capital Reorganization that all necessary steps shall have been taken so that the Warrantholder shall thereafter be entitled to receive such number of such Common Shares or other securities of the Corporation or of the body corporate resulting from the Capital Reorganization.

     (e)  Reclassification:   If the Corporation shall reclassify the issued and
          -----------------
          outstanding Common Shares (such event being called a "Reclassification"), the Exercise Number shall be adjusted effective immediately after the record date of such Reclassification so that Warrantholders who exercise Warrants shall be entitled to receive the securities that they would have received had such Warrants been exercised immediately prior to such record date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Subsections 4.1(a),(b) and (c).

4.2  Adjustment of Purchase Price:     The Purchase Price in effect at any date
     ----------------------------
shall be subject to adjustment from time to time as follows:

     (a) If and whenever at any time during the term hereof, the Corporation shall complete a Share Reorganization, the Purchase Price shall be adjusted effective immediately after the effective date or record date, as the case may be, on which the holders of Common Shares are determined for the purpose of the Share Reorganization by multiplying the Purchase Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Share Reorganization.

     (b) If and whenever at any time during the term hereof, the Corporation shall fix a record date for a Rights Offering, the Purchase Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Purchase Price in effect on such record date by a fraction of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number equal to the number determined by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, by such Weighted Average Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible or exchangeable). If by the terms of the rights, options or warrants referred to in this
          Section 4.2(b), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, shall be calculated for purposes of the exchange price per Common Share, as the case may be. To the extent that any adjustment in Purchase Price occurs pursuant to this Section 4.2(b) as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in this Section 4.2(b), the Purchase Price shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Purchase Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

     (c) If and whenever at any time during the term hereof the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all the outstanding Common Shares of:

               (i) securities of the Corporation including rights, options or warrants to acquire shares or securities convertible into or exchangeable for shares or property or assets and including evidences of its indebtedness; or

              (ii)  any property or other assets;

          and if such issuance or distribution is not by way of a Share Reorganization or an issuance of rights, options or warrants referred to in Section 4.2(b) then, in each such case, the Purchase Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Purchase Price in effect on such date by a fraction, of which the numerator shall be the product of the number of Common Shares outstanding on such record date and the Weighted Average Price on such record date, less the aggregate fair market value (as determined by the directors which determination shall be conclusive) of such securities, property or other assets so issued or distributed, and of which the denominator shall be the product of the number of Common Shares outstanding on such record date and such Weighted Average Price.

4.3  Adjustment Rules:     The following rules and procedures shall be
     ----------------
applicable to adjustments of the Exercise Number made pursuant to Section 4.1:

     (a) Subject to the following subsections of this Section 4.3, any adjustment pursuant to Section 4.1 or Section 4.2 shall be made successively whenever an event referred to therein shall occur. All adjustments within this Article 4 are cumulative.

     (b) No adjustment in the Exercise Number shall be required unless such adjustment would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which, except for the provisions of this Subsection 4.3(b), would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment with respect to the Exercise Number.

     (c) No adjustment in the Exercise Number shall be made in respect of any event described in Section 4.1 or to the Purchase Price in respect of any event described in Section 4.2 if the Warrantholders are entitled to participate in such event on the same terms mutatis mutandis as if they had exercised their Warrants prior to or on the effective date or record date of such event, subject to the prior written consent of the Canadian Dealing Network, or such stock exchange upon which the Common Shares of the Corporation are then listed.

     (d)  No adjustment in the Exercise Number shall be made pursuant to Section
          4.1 or to the Purchase Price in respect of any event described in
          Section 4.2 in respect of the issue from time to time of Common Shares to holders of Common Shares who exercise an option to receive substantially equivalent dividends in Common Shares or securities exchangeable for and convertible into Common Shares in lieu of receiving cash dividends, and any such issue shall be deemed not to be a Share Reorganization.

     (e) If a dispute shall at any time arise with respect to adjustments of the Exercise Number, such dispute shall be conclusively determined by the Corporation's auditors or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Corporation. In the event any such determination is made, the Corporation shall deliver a certificate to the Agent describing such determination.

     (f) In the absence of a resolution of the directors of the Corporation fixing a record date at which the holders of Common Shares are determined for a Share Reorganization, Rights Offering, Special Distribution or Reclassification requiring such a record date to be so fixed, the directors of the Corporation shall be deemed to have fixed as the record date therefor the date on which such Share Reorganization, Rights Offering, Special Distribution or Reclassification is effected.

     (g) In the event that the Corporation after the date of this Indenture shall take any action affecting the Common Shares other than action described in this Article 4, the directors of the Corporation may, but shall not be required to, make any other adjustments to the number of Common Shares which may be acquired upon exercise of the Warrants, to the extent, if any, such directors deem appropriate, provided that no such adjustment shall be made unless prior approval of any stock exchange or quotation system on which the Common Shares are listed or quoted for trading, or have been listed or quoted for trading within the past six months, for trading, if required, has been obtained.

     (h) In case the Corporation after the date of this Indenture shall take any action affecting the Common Shares, other than an action described in Section 4.1, which would have an adverse effect upon the rights of the Warrantholders, the Exercise Number, subject to the prior approval of any stock exchange or quotation system on which the Common Shares are listed or quoted for trading shall be adjusted in such manner and at such time as the directors of the Corporation may, acting reasonably, determine to be equitable in the circumstances.

     (i) Subject to Section 4.3 hereof, no adjustment shall be made in the subscription rights attached to the Warrants if the issue of Common Shares is being made pursuant to any stock option or stock purchase plan in force from time to time for directors, officers or employees of the Corporation or any other currently existing obligation of the Corporation.

4.4  Proceedings Prior to any Action Requiring Adjustment:     As a condition
     ----------------------------------------------------
precedent to the taking of any action which would require an adjustment in any of the subscription rights arising pursuant to the exercise of any of the Warrants, including the number of Common Shares which are to be issued upon the exercise thereof, the Sellers shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Sellers shall have allotted and reserved for issue in the authorized capital of the Corporation and in the reserves of the other Sellers to enable the Sellers to validly and legally issue as fully paid and non-assessable all the Common Shares and may validly and legally deliver all other securities or property which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

4.5  Certificate of Adjustment:     The Corporation shall from time to time
     -------------------------
immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.1 hereof, or which may require an adjustment or readjustment as provided in Subsections 4.3(g) and (h), deliver a certificate of the Corporation to the Agent specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by the auditors of the Corporation upon whose verification the Agent shall be entitled to act and rely. When so verified, the Corporation shall forthwith give written notice to the Warrantholders specifying the event requiring such adjustment or readjustment and the results thereof; provided that if the Corporation has given prior notice under Section 4.6 hereof covering all the relevant facts in respect of such event and if the Agent consents in writing, no such notice need be given under this Section 4.5.

4.6  Notice of Special Matters:     The Corporation covenants with the Agent
     -------------------------
that so long as any Warrant remains outstanding it will give at least 14 days' prior written notice in the manner provided for in Article 10 to the Agent and to each Warrantholder of any event which requires an adjustment to the subscription rights attaching to any of the Warrants pursuant to this Article 4. The Corporation covenants and agrees that such notice shall contain the particulars of such event in reasonable detail and, if determinable, the required adjustment in the manner provided for in this Article 4. The Corporation further covenants and agrees that it shall promptly, as soon as the adjustment calculations are reasonably determinable, file a certificate of the Corporation with the Agent showing how such adjustment shall be computed.

4.7  No Action after Notice:      The Corporation covenants with the Agent that
     ----------------------
it will not close its transfer books or take any other corporate action which might deprive a Warrantholder of the opportunity of exercising his right of subscription pursuant thereto during the period of thirty (30) days after the giving of the notices set forth in Sections 4.5 and 4.6 hereof.

4.8  Protection of Agent:  The Agent:
     -------------------

     (a) shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment contemplated by Section 4.1 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

     (b) shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the subscription rights attaching to any Warrant;

     (c) shall not be responsible for any failure of the Sellers to make any cash payment or to issue, transfer or deliver Common Shares or certificates for the same upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article 4; and

     (d) shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Sellers of any of the representations, warranties or covenants herein contained or of any acts of the agents or servants of the Sellers.

                                   ARTICLE 5
                     EXERCISE AND CANCELLATION OF WARRANTS
                     -------------------------------------

5.1  Exercise of Warrants:    (1)  Upon and subject to the provisions of this
     --------------------
Article 5, any holder of a Warrant may exercise from time to time the right thereby conferred on him to subscribe for Common Shares by surrendering to the Agent after the date upon which the Warrants are issued and until the Expiry Time at its principal office in the City of Toronto, the Warrant Certificate evidencing the Warrants, together with a certified cheque or bank draft in an amount equal to the applicable Purchase Price, multiplied by the number of Common Shares to be received payable to or to the order of the Sellers and the Exercise Form duly completed and executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and manner satisfactory to the Agent.

     (2)  The Exercise Form shall be signed as set out above and shall specify:

     (a) the number of Common Shares which the Warrantholder wishes to subscribe for upon the exercise of the Warrants (being not more than those which he is entitled to subscribe for pursuant to the aggregate number of the Warrants so surrendered); and

     (b) the person or persons in whose name or names the Common Shares are to be issued, his or their address or addresses and the number of Common Shares to be issued to each such person if more than one is so specified, provided that the Warrantholder shall only be entitled to direct his entitlement to the Common Shares in a manner permitted by applicable securities legislation.

     (3) Such Warrant Certificate shall be deemed to be so surrendered only upon delivery thereof to the Agent at the Agent's principal office in the City of Toronto (at the address specified in the attachment to the Exercise Form) or by mailing the same to the Agent at the Agent's principal office in the City of Toronto (at the address specified in the attachment to the Exercise Form). Subject as hereinafter in this Section 5.1 provided, but notwithstanding anything else herein contained, the Warrants shall be deemed to be validly exercised only upon actual receipt of the Warrant Certificate(s), together with a certified cheque or bank draft in an amount equal to the applicable Purchase Price, multiplied by the number of Common Shares to be received payable to or to the order of the Corporation and the duly completed Exercise Form attached to said Warrant Certificate(s) by the Agent at the office referred to above (by way of delivery or mail respectively) at or prior to the Expiry Time.

     (4) The Exercise Form shall not be deemed to be duly completed if the name and mailing address of the holder do not appear legibly on such Exercise Form or such Exercise Form is not signed by the holder, his executors, administrators, other legal representatives or such holder's attorney duly appointed.

     (5) If any of the Common Shares in respect of which the Warrants are exercised are to be issued to a person or persons other than the Warrantholder in accordance with the provisions of

Section 2.2, the Warrantholder shall pay to the Agent all requisite stamp or security transfer taxes or other government charges exigible in connection with the issue of such Common Shares to such other person or persons or shall establish to the satisfaction of the Agent that such taxes and charges have been paid.

     (6) If at the time of the exercise of the Warrants, there remain trading restrictions on the Common Shares acquired, due to applicable securities legislation, the Sellers may, on the advice of counsel, endorse the certificates evidencing such Common Shares accordingly.

5.2  Effect of Exercise of Warrants  :  (1)  Upon valid exercise of the Warrants
     ------------------------------
as provided in Section 5.1, the Common Shares in respect of which the Warrants are validly exercised shall be deemed to have been issued (in the case of the Primary Warrants) or transferred (in the case of the Secondary Warrants), and such person or persons as are specified pursuant to Section 5.1 shall be deemed to have become the holder or holders of record of such securities on the date of such exercise (herein called the "Exercise Date") and shall be registered as such in the registers maintained for the Common Shares. The Common Shares issued upon the valid exercise of Warrants shall be entitled only to dividends declared in favour of shareholders of record on and after the Exercise Date from which date such shares will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

     (2) Upon valid exercise of the Warrants as aforesaid, the Agent shall forthwith give written notice thereof to the Sellers.

     (3) In the case of a Warrant which is exercised by a Warrantholder in accordance with the provisions of Section 5.1, within five (5) Business Days after the Exercise Date of such Warrant, the Corporation shall:

     (a) cause to be mailed to the person in whose name the Common Shares so subscribed for are to be issued, as specified in the subscription completed on the Warrant, at the address specified in such subscription;

     (b) if so specified in such subscription, cause to be delivered to such person at the office of the Agent where such Warrant was surrendered; or

     (c) if no specification as contemplated by paragraphs 5.2(3) (a) or (b) is provided, cause to be mailed to the person in whose name the Common Shares are to be issued at the address of such person last appearing on the register maintained by the Agent pursuant hereto or as such person may otherwise notify the Agent in writing on or prior to the Exercise Date, a certificate or certificates for the Common Shares to which the Warrantholder is entitled.

5.3  Postponement of Delivery of Certificates:     The Sellers shall not be
     ----------------------------------------
required to deliver certificates in respect of Common Shares during the period when the stock transfer books of the

Corporation are closed by law and in the event of a surrender of a Warrant for the subscription for Common Shares during such period, the delivery of certificates may be postponed for a period not exceeding five (5) Business Days after the date of the re-opening of the stock transfer books.

5.4  Cancellation of Warrants:     All Warrant Certificates evidencing Warrants
     ------------------------
exercised as provided in Section 5.1, shall be cancelled and destroyed by the Agent and, if required by the Sellers in writing, the Agent shall furnish the Sellers with a certificate as to the destruction.

5.5  Warrants Void after Expiry Time:     After the Expiry Time no holder of a
     -------------------------------
Warrant Certificate representing a Warrant which has not been validly exercised as set forth herein has any rights either under this Indenture or the Warrant, and the Warrants are void and of no value or effect. All provisions of this Indenture are subject to this Section 5.5.

5.6  Fractions of Common Shares:     (1) To the extent that the holder of a
     --------------------------
Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a Common Share, such right may only be exercised in respect of such fraction in combination with another Warrant or other Warrants which in the aggregate entitle the holder to receive a whole number of Common Shares. No fractional Common Shares will be issued.

     (2) If a holder is not able to, or elects not to, combine Warrants so as to be entitled to acquire a whole number of Common Shares, the Sellers shall make an appropriate cash adjustment. However, in respect of any holder, the Sellers shall only be required to make such a cash adjustment once and for one Warrant and no more. The amount of the cash adjustment with respect to the Common Share shall be equal to the fraction of the Common Share to which the holder would be entitled multiplied by the Weighted Average Price.

5.7  Subscription for Less than Entitlement:     A Warrantholder may subscribe
     --------------------------------------
for a number of Common Shares less than the number which the Warrantholder is entitled to purchase pursuant to the surrendered Warrant, in which event the Warrantholder shall be entitled to receive (except after the Expiry Date) a new Warrant Certificate evidencing the balance of the Common Shares which the Warrantholder was entitled to subscribe for pursuant to the surrendered Warrant and which were not then so subscribed for.


                                   ARTICLE 6
                                NON-REDEMPTION
                                --------------

6.1  Non-Redemption of Warrants:    The Warrants shall not be redeemable by the
     --------------------------
Sellers. Any Warrants not exercised on or before the Expiry Time shall be void and of no value.

                                   ARTICLE 7
                          MEETINGS OF WARRANTHOLDERS
                          --------------------------

7.1  Convening of Meeting:     At any time a meeting of Warrantholders may be
     --------------------
convened by the Agent or the Corporation or by the holders of Warrants holding not less than twenty-five percent (25%) of the aggregate number of Warrants then outstanding, who shall serve the Agent with a requisition signed by such holders and the Agent shall then be bound to convene a meeting of Warrantholders. In the event that the Agent fails to convene the meeting after being duly required to do so, the holders of the then outstanding Warrants representing no less than twenty-five percent (25%) of the aggregate number of Warrants then outstanding may themselves convene a meeting, the notice of which shall be signed by any person as such Warrantholders may specify, provided that every such meeting shall be held at the City of Toronto or such other place as the Agent may approve and the Agent and the Sellers shall receive notice of such meeting, as provided in Section 7.2. If a meeting is convened by the Warrantholders, the Agent will be funded and indemnified against all costs, charges, expenses and liabilities by the Warrantholders. If a meeting is convened by the Sellers, the Agent will be indemnified against all costs, charges, expenses and liabilities by the Sellers.

7.2  Notice:     At least fifteen (15) days' prior notice of a meeting of
     ------
Warrantholders shall be given to all Warrantholders, the Agent, the Underwriter and the Sellers and the notice shall state the time, place and in general terms the nature of the business to be transacted but it shall not be necessary to specify the text of the resolutions to be considered. It shall not be necessary to specify the nature of business to be transacted at an adjourned meeting.

7.3  Chairman:     The chairman of the meeting of Warrantholders may be
     --------
designated in writing by the Agent and need not be a Warrantholder. If no person is so designated or if the person so designated is not present within thirty (30) minutes after the time fixed for the holding of a meeting, the Warrantholders and proxyholders for Warrantholders present at the meeting shall choose one of their number to be the chairman.

7.4  Quorum:     A quorum consists of those Warrantholders, whether present or
     ------
represented by proxy, holding not less than twenty-five percent (25%) of the aggregate number of Warrants then outstanding. If at a meeting, a quorum is not present or represented by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting, if called by or upon the requisition of Warrantholders shall be dissolved, but in any other case after the appointment of a chairman, the meeting shall stand adjourned to such day being not less than five (5) Business Days later and to such place and time as may be appointed by the chairman of the meeting. At the adjourned meeting, those persons present in person and owning Warrants or representing by proxy Warrantholders shall, in any event, constitute a quorum for the transaction of business for which the original meeting was convened.

7.5  Show of Hands:     Subject to Section 7.6, every question submitted to a
     -------------
meeting, except one requiring an Extraordinary Resolution, shall be decided in the first instance by a majority of hands on a show of hands, the outcome of which will be declared by the chairman.

7.6  Poll:     A poll shall be taken when requested by a Warrantholder acting in
     ----
person or by proxy and, when demanded on the election of a chairman or on the question of adjournment, it shall be taken forthwith. If demanded on any other question or on an Extraordinary Resolution, a poll shall be taken in such manner and either at once or after an adjournment as the chairman may direct. The result of a poll shall be the decision of the meeting at which the poll was demanded. On a poll vote, each Warrantholder acting in person or by proxy shall have one vote for each Warrant which he holds or represents. Votes may be given in person or by proxy and the proxyholder need not be a Warrantholder. The chairman of any meeting shall be entitled to vote in respect of any Warrants and proxies held by him.

7.7  Regulations:     (1)  The Agent, or the Sellers with the approval of the
     -----------
Agent, may from time to time make and from time to time vary such regulations not contrary to the provisions of this Indenture as it shall think fit providing for and governing:

     (a) the setting of the record date for a meeting for the purpose of determining Warrantholders entitled to receive notice of and to vote at a meeting;

     (b) voting by proxy, the form of instrument appointing proxyholders, the manner in which proxies are to be executed and the production of the authority of any persons signing on behalf of a Warrantholder;

     (c) the lodging of and means of forwarding the instruments appointing proxyholders and the time before the holding of a meeting or adjourned meeting by which the instruments appointing proxyholders are to be deposited; and

     (d) any other matter relating to the conduct of meetings of Warrantholders.

     (2) Any regulations so made shall be binding and effective and votes given in accordance therewith shall be valid. The Agent may require Warrantholders to provide proof of ownership of the Warrants in such manner as the Agent may approve. Save as aforesaid, the only persons who shall be recognized at any meeting as Warrantholders or entitled to vote or, except as provided in Section 7.12, be present at the meeting in respect thereof shall be persons who hold Warrants or are duly appointed proxyholders for registered holders of Warrants.

7.8  Minutes:     Minutes of all resolutions passed and proceedings taken at
     -------
every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Agent at the expense of the Corporation and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings taken, or by the chairman of the next succeeding meeting of Warrantholders, shall be prima facie evidence of the matters therein stated and until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly held and convened and all resolutions passed thereat or proceedings taken to have been duly passed and taken.

7.9  Powers Exercisable by Extraordinary Resolution:     (1)  In addition to all
     ----------------------------------------------
other powers conferred upon the Special Warrantholders by any other provision of this Indenture or by law, the Warrantholders shall have the power, in addition to any other powers exercisable by Extraordinary Resolution that may be enumerated herein, from time to time by Extraordinary Resolution:

     (a) to agree to or sanction any modification, abrogation, alteration or compromise of the rights of the Warrantholders or the Agent in its capacity as agent (subject to the Agent's prior written approval) hereunder or on behalf of Warrantholders against the Corporation which shall be agreed to by the Sellers whether such rights arise under this Indenture or under the Warrants or otherwise;

     (b) to assent to any change in or omission from the provisions contained in the Warrants and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Sellers and to authorize the Agent to concur in and execute any ancillary or supplemental agreement embodying the change or omission;

     (c) with the consent of the Sellers, to remove the Agent or its successor in office and to appoint a new agent or agents to take the place of the Agent so removed;

     (d) upon the Agent being furnished with funding and an indemnity, as it may in its discretion determine, to require, direct or authorize the Agent to enforce any of the covenants on the part of the Sellers contained in this Indenture or the Warrants or to enforce any of the rights of the Warrantholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

     (e) to restrain any Warrantholder from instituting or continuing any suit or proceedings against the Sellers for the enforcement of the covenants on the part of the Sellers contained in this Indenture or any of the rights conferred upon the Warrantholders by the Warrants and this Indenture;

     (f) to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith;

     (g) to waive and direct the Agent to waive any default on the part of the Sellers in complying with any of the provisions of this Indenture or the Warrants either unconditionally or upon any conditions specified in such Extraordinary Resolution;

     (h) to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or unsecured, and with holders of any shares or other securities of the Sellers; and

     (i) to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Warrantholders.

     (2) An Extraordinary Resolution of the Warrantholders is binding upon all the Warrantholders whether present or not present at the meeting at which the Extraordinary Resolution was passed or whether or not assented to in writing and each Warrantholder, the Agent and the Sellers shall be bound to give effect to the Extraordinary Resolution to the extent that the Extraordinary Resolution applies to such party.

7.10  Meaning of "Extraordinary Resolution":     (1) The expression
      -------------------------------------
"Extraordinary Resolution" when used in this Indenture means a resolution proposed to be passed as an extraordinary resolution at a meeting of Warrantholders duly convened for the purpose and held in accordance with the provisions of this Article 7 and attended by Warrantholders holding not less than twenty-five percent (25%) of the Warrants outstanding and passed by not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast upon such resolution.

     (2) If, at any meeting called for the purpose of passing an Extraordinary Resolution, Warrantholders holding at least twenty-five percent (25%) of the then outstanding Warrants are not present in person or by proxy within thirty
(30) minutes after the time appointed for the meeting, then the meeting if convened by Warrantholders or on a Warrantholder's request, shall be dissolved; but in any other case it shall be adjourned to such day, being not less than fifteen (15) or more than sixty (60) days later, and to such place and time as may be appointed by the chairman. Not less than ten (10) days' prior notice shall be given of the time and place of such adjourned meeting. Such notice shall state that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally convened or any other particulars. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection of this Section 7.10 shall be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Warrantholders holding at least twenty-five percent (25%) of the Warrants outstanding are not present in person or by proxy at such adjourned meeting.

     (3) All actions that may be taken and all powers that may be exercised by the Warrantholders at a meeting as hereinbefore in this Article provided may also be taken and exercised by holders of not less than sixty-six and two-thirds percent (66 2/3%) of the aggregate number of Warrants then outstanding by an instrument in writing signed in one or more counterparts by such holders and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed.

7.11  Powers Cumulative:     It is hereby declared and agreed that any one or
      -----------------
more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrantholders to exercise the same or any other such power or powers or combination of powers then or thereafter from time to time.

7.12  Sellers, Underwriters, Warrantholders and Agent May be Represented:
      ------------------------------------------------------------------
The Sellers, the Underwriter and the Agent, by their respective employees, officers and directors, and the legal and financial advisors and auditors of the Corporation and the Agent may attend any meeting of the Warrantholders, but they shall have no vote as such. In addition, any Warrantholder is entitled to have his legal or financial advisers present at any such meeting, but they shall have no vote as such.

7.13  Binding Effect of Resolutions:     Every resolution and every
      -----------------------------
Extraordinary Resolution passed in accordance with the provisions of this
Article 7 at a meeting of Warrantholders shall be binding upon all the Warrantholders, whether present at or absent from such meeting, and every Extraordinary Resolution signed by Warrantholders in accordance with Section 7.10(3) shall be binding upon all the Warrantholders, whether signatories thereto or not and each and every Warrantholder and the Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and Extraordinary Resolution. In the case of an Extraordinary Resolution in writing, the Agent shall give notice in the manner contemplated in Article 10 of the effect of the Extraordinary Resolution in writing to all Warrantholders and the Sellers as soon as it is reasonably practicable.

7.14  Holdings by the Sellers or Subsidiaries of the Sellers Disregarded:     In
      ------------------------------------------------------------------
determining whether Warrantholders holding a sufficient number of Warrants are present at a meeting of Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, resolution, Extraordinary Resolution or other action under this Indenture, Warrants owned legally or beneficially by the Sellers or any subsidiary of the Sellers shall be disregarded. The Sellers shall provide to the Agent upon request a Certificate of the Sellers the exact registrations of any warrants owned legally or beneficially by the Sellers or any subsidiary of the Sellers.


                                   ARTICLE 8
                  SUPPLEMENTAL INDENTURES, MERGER, SUCCESSORS
                  -------------------------------------------

8.1  Provision for Supplemental Indentures for Certain Purposes:     From time
     -----------------------------------------------------------
to time the Sellers (when authorized) and the Agent may, subject to the provisions of these presents, and they shall, when so required by any provision of this Indenture (other than this Section 8.1), execute and deliver by their proper officers, deeds, agreements or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

     (a) adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable in the premises, provided that the same are not, in the opinion of the Agent based on the advice of its counsel, prejudicial to the interests of the Warrantholders;

     (b)  giving effect to any Extraordinary Resolution passed as provided in
          Article 7;

     (c) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Warrants or the Common Shares issuable upon the exercise thereof on any stock exchange, provided that such provisions are not, in the opinion of the Agent based on the advice of its counsel, prejudicial to the interests of the Warrantholders;

     (d) making any modification in the form of the Warrant Certificate which does not affect the substance of the Warrants;

     (e) evidencing any succession, or successive successions, of other bodies corporate to the Sellers and the assumption by any successor of the covenants of the Sellers herein and in the Warrant Certificates contained as provided hereafter in this Article 8; and

     (f) for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Agent based on the advice of its counsel, the rights of the Agent and of the Warrantholders are in no way prejudiced thereby.

8.2  Sellers May Consolidate, etc. on Certain Terms:     Subject to Subsection
     ----------------------------------------------
4.1(d), nothing in this Indenture shall prevent any consolidation, reorganization, arrangement, amalgamation or merger of any of the Sellers with or into any other body corporate, or bodies corporate, or person, or a conveyance or transfer of all or substantially all the properties and assets of any of the Sellers as an entirety to any body corporate or person lawfully entitled to acquire and operate the same, provided, however, that the body corporate or person formed by such consolidation or amalgamation or arrangement or into which such merger shall have been made or the person which acquires by conveyance or transfer all or substantially all the properties and assets of such Seller as an entirety shall execute and deliver to the Agent prior to or contemporaneously with such consolidation, reorganization, amalgamation, arrangement, merger, conveyance or transfer, and as a condition precedent thereto an agreement supplemental hereto wherein the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by such Seller shall be assumed by such body corporate or person on terms and conditions not adverse to the Warrantholders. The Agent shall be entitled to receive and shall be fully protected in relying upon opinions of counsel and such other advisors as it deems necessary, that any such consolidation, reorganization, amalgamation, arrangement, merger, conveyance or transfer and any supplemental agreement executed in connection therewith, complies with the provisions of this Section 8.2.

8.3  Successor Body Corporate Substituted:     In case any of the Sellers,
     ------------------------------------
pursuant to Section 8.2, shall be consolidated, amalgamated, reorganized, arranged or merged with or into any other body corporate, bodies corporate or person or shall convey or transfer all or substantially all of the properties and any of the assets of the Sellers as an entirety to another body corporate or person, the successor body corporate or person formed by such consolidation, reorganization, arrangement or amalgamation of any of the Sellers or into which the Sellers shall have been merged or which shall have received a conveyance or transfer as aforesaid shall succeed to and be substituted for such Seller hereunder with the same effect as nearly as may be possible as if it had been named herein as the party of the First Part. Such changes may be made in the Warrants as may be appropriate in view of such consolidation, reorganization, amalgamation, merger, conveyance or transfer and as may be necessary to ensure that the Warrantholders are not adversely affected by such consolidation, reorganization, amalgamation, merger, conveyance or transfer. Such changes may be made in the Special Warrants as may be appropriate in view of such consolidation, reorganization, amalgamation, merger, conveyance or transfer and as may be necessary to ensure that the Special Warrantholders are not adversely affected by such consolidation, organization, amalgamation, merger, conveyance or transfer.

8.4  Amendments for Listing:       Notwithstanding any of the terms of this
     ----------------------
Indenture to the contrary, the Agent and the Sellers shall make such amendments to the provisions of this Indenture as in the opinion of counsel would not prejudice the interests of Warrantholders and would be required to comply with any and all requirements of the stock exchanges or quotation system on which the Common Shares may be listed in order for the Common Shares to be listed or quoted for trading on such stock exchange or quoted for trading on such quotation system. The Agent and the Corporation shall execute and deliver by their proper officers all deeds, agreements or instruments supplemental hereto for the foregoing purpose which are required in the opinion of counsel and thereafter shall form part hereof. For greater certainty, no resolution, approval or meeting of Warrantholders will be required for the Agent and the Sellers to amend or supplement this Indenture as provided in this Section 8.4.


                                   ARTICLE 9
                             CONCERNING THE AGENT
                             --------------------

9.1  Trust Indenture Legislation:
     ---------------------------

(a) In this Article, the term "Applicable Legislation" means the provisions of any statute of Canada or a province thereof and of regulations under any such named or other statute relating to trust indentures and/or to the rights, duties and obligations of warrant agents and of corporations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture.

(b) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

(c) Each of the Sellers and the Agent agree that each will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefit of Applicable Legislation.


9.2  Rights and Duties of Agent:
     --------------------------

(a) In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Agent shall act honestly and in good faith with a view to the best interests of the Warrantholders as a group and shall exercise the degree of care, diligence and skill that a reasonably prudent warrant Agent would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Agent from or require any other person to indemnify the Agent against liability for its own negligence, wilful misconduct or bad faith.

(b) Subject only to subsection (a) of this Section 9.2, the Agent shall not be bound to do or take any act, action or proceeding for the enforcement of any of the obligations of the Sellers under this Indenture unless and until it shall have received a request in writing signed by a Warrantholder (a "Warrantholders' Request") specifying the act, action or proceeding which the Agent is requested to take. The obligation of the Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Agent or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice in writing by the Agent, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Agent and its officers, directors, employees and agents to protect and hold harmless the Agent and its officers, directors, employees and agents against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(c) The Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders at whose instance it is acting to deposit with the Agent the Warrants held by them, for which Warrants the Agent shall issue receipts.

(d) Every provision of this Indenture that by its terms relieves the Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation, and to the provisions of this Section 9.2 and of Section 9.3.

(e) The Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Indenture. Such documentation must not require the exercise of any discretion or independent judgment. In the event that the Agent refuses to act because any documentation received by it is not clear and reasonable, the Agent shall immediately provide notice to the party who provided such documentation advising such party of the Agent's refusal to act together with a brief explanation of the reason for its refusal.

(f) In the event of any disagreement arising regarding the terms of this Indenture, the Agent shall be entitled, at its option, to refuse to comply with any or all demands whatsoever until the dispute is settled either by agreement amongst the various parties or by a court of competent jurisdiction.

(g) The Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify such default and in the absence of any such notice the Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Agent to determine whether or not the Agent shall take action with respect to any default.

9.3  Evidence, Experts and Advisers:
     ------------------------------

(a) In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Sellers shall furnish to the Agent such additional evidence of compliance with any provision hereof in such form as may be prescribed by Applicable Legislation, or as the Agent may reasonably require by written notice to the Sellers.

(b) In the exercise of its rights and duties hereunder, the Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, written requests, consents, orders of the Sellers, certificates of the Sellers or other evidence furnished to the Agent, provided that such evidence complies with Applicable Legislation.

(c) Whenever Applicable Legislation requires that evidence referred to in subsection (a) of this Section 9.3 be in the form of a statutory declaration, the Agent may accept such statutory declaration in lieu of a certificate of the Sellers required by any provision hereof. Any such statutory declaration may be made by one or more of the chairman, president, vice-president, secretary or treasurer of the Sellers.

(d) The Agent may act and rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper or document believed by it to be genuine and to have been signed, sent, or presented by or on behalf of the proper party or parties.

(e) Proof of the execution of an instrument in writing, including a Warrantholders' Request, by any Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Agent may consider adequate and in respect of a corporate Warrantholder shall include a certificate of incumbency of such Warrantholder together with a certified copy of a resolution authorizing the person who signed such instrument to sign such instrument.

(f) The Agent may employ or retain such counsel, accountants or other experts or advisers as it may reasonably require for the purpose of determining and discharging its duties hereunder, may act on and rely upon the advice or opinion so obtained and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct on the part of any of them. The cost of such service shall be added to and be part of the Agent=s fees hereunder.

9.4  Documents, Monies, etc. Held by  Agent:
     --------------------------------------

     Any securities, documents of title or other instruments that may at any time be held by the Agent subject to the trusts hereof may be placed in the deposit vaults of the Agent or of any Canadian chartered bank or trust company or deposited for safekeeping with any such bank or trust company.

9.5  Action by  Agent to Protect Interests:
     -------------------------------------

     Subject to the provisions of this Indenture and Applicable Legislation, the Agent shall have the power to institute and to maintain such action and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

9.6  Agent Not Required to Give Security:
     -----------------------------------

     The Agent shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise.

9.7  Protection of  Agent:
     --------------------

     By way of supplement to the provisions of any law for the time being relating to warrant agents, it is expressly declared and agreed as follows:

(a) The Agent shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Warrants (except the representation contained in Sections 9.9 and 9.12 or in the certificate of the Agent on the Warrants) or be required to verify the same.

(b) Nothing herein contained shall impose any obligation on the Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto.

(c) The Agent shall not be bound to give notice to any person of the execution hereof.

(d) The Agent shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Sellers of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Sellers.

(e) The Sellers hereby jointly and severally indemnify and save harmless the Agent and its officers, directors, employees and agents from and against any and all liabilities, losses, costs, claims, action or demands whatsoever which may be brought against the Agent or which it may suffer or incur as a result or arising out of the performance of its duties and obligations under this Indenture, save only in the event of negligence or wilful misconduct of the Agent or any of its officers, directors, employees or agents. It is understood and agreed that this indemnification shall survive the termination of this Indenture or the resignation of the Agent.

9.8  Replacement of  Agent:
     ---------------------

(a) The Agent may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Sellers not less than 45 days' prior notice in writing or such shorter prior notice as the Sellers may accept as sufficient. The Warrantholders by extraordinary resolution shall have the power at any time to remove the existing Agent and to appoint a new warrant agent. In the event of the Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Sellers shall forthwith appoint a new warrant agent unless a new warrant agent has already been appointed by the Warrantholders; failing such appointment by the Sellers, the retiring Agent or any Warrantholder may apply to a justice of the Ontario Court of Justice (General Division) at the Seller's expense, on such notice as such justice may direct, for the appointment of a new warrant agent; but any new warrant Agent so appointed by the Seller or by the Court shall be subject to removal as aforesaid by the Warrantholders. Any new warrant agent appointed under any provision of this
     Section 9.8 shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario and, if required by Applicable Legislation of any other province, in such other province. On any such appointment the new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Agent without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Sellers, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same to the new warrant agent, provided that any resignation or removal of the Agent and appointment of a successor warrant Agent shall not become effective until the successor warrant agent shall have executed an appropriate instrument accepting such appointment and, at the request of the Sellers, the predecessor Agent, upon payment of its outstanding remuneration and expenses, shall execute and deliver to the successor warrant agent an appropriate instrument transferring to such successor warrant agent all rights and powers of the Agent hereunder and all securities, documents of title and other instruments, and all monies and properties, held by the Agent hereunder.

(b) Upon the appointment of a successor warrant agent, the Sellers shall promptly notify the Warrantholders thereof in the manner provided for in
     Section 10.2.

(c) Any corporation into or with which the Agent may be merged or consolidated or amalgamated, or any corporation succeeding to the trust business of the Agent, shall be the successor to the Agent hereunder without any further act on its part or of any of the parties hereto, provided that such corporation would be eligible for appointment as a new warrant agent under subsection (a) of this Section 9.8.

(d) Any Warrants certified but not delivered by a predecessor warrant agent may be certified by the successor warrant agent in the name of the predecessor or successor warrant agent.

9.9  Conflict of Interest:
     --------------------

(a) The Agent represents to the Sellers that at the time of execution and delivery hereof no material conflict of interest exists in the Agent's role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such a material conflict of interest, either eliminate the same or resign its trust hereunder to a successor warrant agent approved by the Sellers. If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrants shall not be affected in any manner whatsoever by reason thereof.

(b) Subject to subsection (a) of this Section 9.9, the Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any subsidiary of the Corporation without being liable to account for any profit made thereby.

9.10  Acceptance of Trusts:
      --------------------

     The Agent hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

9.11  Agent Not to be Appointed Receiver:
      ----------------------------------

     The Agent and any person related to the Agent shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

9.12  Authorization to Carry on Business:
      ----------------------------------

     The Agent represents to the Sellers that it is duly authorized and qualified to carry on the business of a trust company in each of the provinces of Canada.

9.13  Liability of  Agent:
      -------------------

     The Agent shall not be liable or accountable for any loss or damage whatsoever to any person caused by the performance or failure to perform by it of its responsibilities under this agreement save only to the extent that such loss or damage is attributable to the negligence, fraud or wilful misconduct of the Agent.


                                  ARTICLE 10
                                    NOTICES
                                    -------

10.1  Notice to Sellers:     Unless and until the Sellers notify the Agent of a
      -----------------
change of address, any notice or communication required or permitted to be given to the Sellers under the provisions of this Indenture shall be valid and effective if delivered to the Sellers at 6725 Airport Road, Suite 201, Mississauga, Ontario, L4V 1V2, Attention: President, or sent by telecopier to telecopier number (905) 672-5705 (and a copy by regular mail) or other means of prepaid transmitted or recorded communication to such address. Any notice to the Sellers as aforesaid shall be deemed to have been effectively given on the earlier of:

     (a) the date of delivery, if delivered during normal business hours of the Corporation (and, if not, on the next following Business Day); or

     (b) the Business Day immediately following the day of sending, if sent by telecopier (with receipt confirmed).

10.2  Notice to Warrantholders:    Unless and until a Warrantholder notifies the
      ------------------------
Agent of a change of address, any notice or communication required or permitted to be given to a Warrantholder under the provisions of this Indenture shall be valid and effective if delivered to such holders at their post office addresses appearing on the register to be kept by the Agent or sent by telecopier (and a copy by regular mail) or other means of prepaid transmitted or recorded communication to such address, or subject to the provisions of Section 10.4, if mailed by prepaid first class mail addressed to such holders at their post office addresses appearing on the register to be kept by the Agent. Any notice to a Warrantholder as aforesaid shall be deemed to have been effectively given on the earlier of:

     (a) the date of delivery, if delivered during normal business hours (and, if not, on the next following Business Day);

     (b) the Business Day immediately following the day of sending, if sent by telecopier (with receipt confirmed); or

     (c)  on the seventh (7th) Business Day after effectual posting in Canada.

10.3  Notice to Agent:     (1)  Unless and until the Agent is changed in
      ---------------
accordance with the provisions of this Indenture or the Agent notifies the Sellers of a change of address, any notice or communication required or permitted to be given to the Agent under the provisions of this Indenture, except under Section 2.2, shall be valid and effective if delivered to the Agent at 320 Bay Street, Ground Floor, Toronto, Ontario M5H 4A6, or sent by telecopier to telecopier number (416) 643-5570 (and a copy by regular mail) or other means of prepaid transmitted or recorded communication to such address, or subject to the provisions of Section 10.4, if mailed by prepaid registered mail addressed to the Agent at 320 Bay Street, P.O. Box 1, Toronto, Ontario M5H 1A6. Any notice to the Agent as aforesaid shall be deemed to have been effectively given on the earlier of:

     (a) the date of delivery, if delivered during normal business hours of the Agent (and, if not, on the next following Business Day);

     (b) the Business Day immediately following the day of sending, if sent by telecopier (with receipt confirmed); or

     (c)  on the fifth (5th) Business Day after effectual posting in Canada.

     (2) Surrender of a Warrant Certificate and evidence relating thereto pursuant to Section 2.2 shall be valid and effective if delivered by hand or by courier to Special Projects, Securities Level, Commerce Court West, 199 Bay Street, Toronto, Ontario M5L 1G9 or if mailed by prepaid mail to P.O. Box 1036, Adelaide Postal Station, Toronto, Ontario M5C 2K4, and shall be deemed to have been effectively surrendered on the date of delivery, if delivered during normal business hours of the Agent (and, if not, on the next following Business Day) or, if mailed, on the fifth (5th) Business Day after effectual posting in Canada.

10.4  Mail Service Interruption:     If by reason of strike, lockout or other
      -------------------------
work stoppage, actual or threatened, of postal employees, any notice to be given to the Agent or to the Sellers would be unreasonably delayed in reaching its destination, such notice shall be valid and effective only if delivered to an officer of the party to which it is addressed or if sent to such party, at the appropriate address in accordance with Sections 10.1 or 10.3, as the case may be, by cable, telegram, telecopier, telex or other means of prepaid transmitted or recorded communication.


                                  ARTICLE 11
                          POWER OF BOARD OF DIRECTORS
                          ---------------------------

11.1  Board of Directors:     In this Indenture, wherever the Sellers are
      ------------------
required or empowered to exercise any acts, all such acts may be exercised by the directors of the Sellers or by those officers of the Sellers authorized to exercise such acts.

                                  ARTICLE 12
                      FORMAL EXECUTION AND EFFECTIVE DATE
                      -----------------------------------


12.1  Suits by Warrantholders:    (1)  No Warrantholder shall have any right to
      -----------------------
institute any action, suit or proceeding at law or in equity for the purpose of enforcing the execution of any obligations or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have any of the Sellers wound up or to file or prove a claim in any liquidation or bankruptcy proceedings or for any other remedy hereunder unless (i) the Warrantholders by Extraordinary Resolution shall have made a request to the Agent and the Agent shall have been afforded reasonable opportunity to proceed or complete any action or suit for any such purpose whether or not in its own name; (ii) the Warrantholders or any of them shall have furnished to the Agent, when so requested by the Agent, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (iii) the Agent shall have failed to act within a reasonable time or where the Agent shall have failed to have actively pursued any such act or proceeding.

     (2) Subject to the provisions of this section 12.1 and Section 7.9, all or any of the rights conferred upon a Warrantholder by the terms of a Warrant may be enforced by such Warrantholder by appropriate legal proceedings without prejudice to the right which is hereby conferred upon the

Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholders from time to time.

12.2  Waiver of Default:  (1)  Upon the happening of any default hereunder,
      -----------------
the Agent shall have power to waive any default hereunder upon such terms and conditions as the Agent may deem advisable, if, in the Agent's opinion, the same shall have been cured or adequate provision made therefor.

     (2) Subject to the provisions of Section 7.9, no consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

12.3  Further Assurances:     The parties hereto and each of them do hereby
      ------------------
covenant and agree to do such things and execute such further documents, agreements and assurances as may be necessary or advisable from time to time in order to carry out the terms and conditions of this Indenture in accordance with their true intent.

12.4  Severability:     If any term, covenant or condition of this Indenture or
      ------------
the application thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Indenture or application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable shall not be affected thereby and each remaining term, covenant or condition of this Indenture shall be valid and shall be enforceable to the fullest extent permitted by law.

12.5  Satisfaction and Discharge of Indenture:   Upon the later of the date
      ---------------------------------------
when the Common Shares have been delivered to Warrantholders who have exercised Warrants to the full extent of the rights attached to all Warrants theretofore certified hereunder and the Expiry Date, this Indenture shall cease to be of further effect and the Agent, on demand of and at the cost and expense of the Agent and upon delivery to the Agent of a certificate of the Sellers stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and upon payment to the Agent of all outstanding fees, the parties hereto shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

12.6  Formal Date and Execution Date:   For the purpose of convenience this
      -------------------------------
Indenture may be referred to as bearing the formal date of November 30, 1998 which shall be the date on which this Indenture shall become effective between the parties hereto, irrespective of the actual date of execution hereof.

12.7  Counterparts:     This Indenture may be executed in one or more
      ------------
counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

12.8  Enurement:     This Indenture shall benefit and bind the parties to it and
      ---------
their respective successors and assigns.



     IN WITNESS WHEREOF the parties hereto have executed this Indenture as of the 30th day of November, 1998.

                              BID.COM INTERNATIONAL INC.

                              Per:
                                  ----------------------------------


                              1184041 ONTARIO INC.

                              Per:
                                  ----------------------------------


                              SMYTHE GROUP COMPANY

                              Per:
                                  ----------------------------------



                              CIBC MELLON TRUST COMPANY

                              Per:
                                  ----------------------------------

                              Per:
                                  ----------------------------------


CP  Doc #: 117738-2
30 November 1998

                                 SCHEDULE "A"

                              WARRANT CERTIFICATE


THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED AT OR PRIOR TO 5:00 P.M., (TORONTO TIME) ON THE DATE WHICH IS THE EARLIER (I) TEN (10) BUSINESS DAYS FOLLOWING THE DATE UPON WHICH THE CORPORATION DELIVERS A NOTICE TO ALL HOLDERS CONFIRMING THAT IT HAS FILED A PRELIMINARY PROSPECTUS OR REGISTRATION STATEMENT IN CONNECTION WITH A PUBLIC OFFERING IN THE UNITED STATES OF AMERICA OF AT LEAST $7,000,000 AND (II) ON DECEMBER 31, 1999.


                          BID.COM INTERNATIONAL INC.
                              (the "Corporation")
         (Constituted pursuant to the laws of the Province of Ontario)


WARRANT CERTIFICATE NO. _______                               _________ WARRANTS



     THIS IS TO CERTIFY that____________________________________________(the
"holder") is entitled to subscribe for, in the manner herein provided, subject to adjustment in certain events and to the restrictions contained herein, at any time and from time to time on or prior to 5:00 p.m. (Toronto Time) on the date which is the earlier of (i) ten (10) business days following the date upon which the Corporation delivers a notice (the "U.S. Offering Notice") to all holders confirming that it has filed a preliminary prospectus or registration statement in connection with a public offering in the United States of America of at least $7,000,000 (the "U.S. Offering") and (ii) 5:00 p.m. (Toronto time) on December 31, 1999 (the "Expiry Time"), one Common Share in the capital of the Corporation for each whole Warrant represented hereby at a price per share equal to $1.75, subject to adjustment in certain events.

     Such right to subscribe for Common Shares in the capital of the Corporation may only be exercised by the registered holder hereof within the time hereinbefore set out by:

     (a) duly completing in the manner indicated and executing the Exercise Form attached hereto; and

     (b) surrendering to CIBC Mellon Trust Company ("Agent") as hereinafter set forth this Warrant Certificate evidencing a minimum of one Warrant together with payment by certified cheque or bank draft payable to or to the order of the Corporation for each Common Share subscribed for, subject to adjustment in the manner set forth in the Indenture.

     This Warrant Certificate shall be validly exercised only upon delivery thereof or by mailing the same to the Agent at its Stock and Bond Transfer Department in its principal stock transfer offices in the City of Toronto (at the address hereinafter indicated). The Exercise Form attached hereto shall not be deemed to be duly completed if the name and mailing address of the holder do not appear legibly on such Exercise Form or such Exercise Form is not signed by the holder.

     The Warrants represented by this certificate are issued under and pursuant to a Warrant Indenture (the "Indenture") made as of November 30, 1998 among the Corporation, 1184041 Ontario Inc. and Smythe Group Company (collectively "the Sellers") and the Agent (which expression shall include any successor agent appointed under the Indenture), to which Indenture (and any amendments thereto and instruments supplemental thereto) reference is hereby made for a full description of the rights of the holders of the Warrants and the terms and conditions upon which such Warrants are, or are to be, issued and held, all to the same effect as if the provisions of the Indenture and all amendments thereto and instruments supplemental thereto were herein set forth and to all of which provisions the holder of these Warrants by acceptance hereof assents. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.


     Notwithstanding the delivery of a U.S. Offering Notice, the U.S. Offering may not proceed to completion for a variety of reasons, including, without limitation, the state of the financial markets and the demand for the Corporation=s securities at the relevant time. Accordingly the delivery of the U.S. Offering Notice shall not constitute or be deemed to constitute a guarantee or assurance by the Sellers that the U.S. Offering will be completed and, in determining whether or not to exercise their Warrants, holders are advised to carefully consider the possibility that the U.S. Offering ultimately may not proceed.


     Upon due exercise of the Warrants as provided herein, the person or persons in whose name or names the Common Shares are issuable, shall be deemed for all purposes (except as provided in the Indenture hereinafter referred to) to be the holder or holders of record of such Common Shares and the Sellers covenant that they will (subject to and in accordance with the provisions of the aforesaid Indenture) cause a certificate or certificates representing such Common Shares to be delivered or mailed to such person or persons at the address or addresses specified in such Exercise Form.

     The holder of this Warrant Certificate may exercise any lesser number of Common Shares than the aggregate number of Warrants evidenced by this Warrant Certificate and, in such event, shall be entitled to receive, without charge, a new Warrant Certificate representing the balance of the Warrants held by such holder not then exercised.

     No fractional Common Shares will be issued. To the extent that the holder of a Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a Common Share, such right may only be exercised in respect of such fraction in combination with another Warrant or other Warrants which in the aggregate entitle the holder to receive a whole number of Common Shares. If a holder is not able to, or elects not to, combine Warrants so as to be entitled to acquire a whole number of Common Shares, the Sellers shall make an appropriate cash adjustment. However, in respect of any holder, the Sellers shall only be required to make such a cash adjustment once and for one Warrant and no more. The amount of the cash adjustment with respect to the Common Shares shall be equal to the fraction of the Common Share to which the holder would be entitled multiplied by the Weighted Average Price (as defined in the Warrant Indenture (as hereinafter defined)).


     In the event of any conflict or inconsistency between the provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) and the provisions of this Warrant Certificate, except those that are necessary by context, the provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) shall prevail. The terms and provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) are incorporated herein by reference.

     The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation or entitle such holder to any right or interest in respect thereof except as herein and in the Indenture expressly provided.

     The Warrants evidenced by this Warrant Certificate are not transferable except as set forth in Section 2.2 of the Indenture which makes reference to the fact that a person who furnishes evidence to the reasonable satisfaction of the Agent that he is:

     (a)  a Warrantholder;

     (b) an executor, administrator, heir or legal representative of the heirs of the estate of a deceased registered holder hereof,

     (c) a guardian, committee, trustee, curator or tutor representing a registered holder who is an infant, an incompetent person or a missing person,

     (d)  a liquidator of, or a trustee in bankruptcy for, a holder hereof, or

     (e)  a transferee of a Warrantholder,

may, as set forth in the Indenture, by surrendering such evidence together with the Warrant Certificate in question to the Agent and subject to such reasonable requirements with respect to the payment by the holder of the costs associated with the transfer as the Agent may prescribe and all applicable securities legislation and requirements of regulatory authorities, become noted upon the register of Warrantholders.

     If any of the Common Shares in respect of which the Warrants are exercised are to be issued to a person or persons other than the holder (as aforesaid), the holder shall pay to the Agent all requisite stamp transfer taxes or other governmental charges exigible in connection with the issue of such Common Shares to such other person or persons or shall establish to the satisfaction of the Agent that such taxes and charges have been paid or are not exigible.

     This Warrant Certificate shall not be valid for any purpose whatever unless and until it has been countersigned by or on behalf of the Agent.

     Time shall be of the essence hereof. The Warrants and the Indenture (and any amendments thereto and instruments supplemental thereto) shall be governed by, performed, construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

     In the event that the Warrants represented by the within certificate are acquired prior to the date on which the Corporation obtains a receipt for a (final) prospectus qualifying the distribution of the Warrants from the securities regulatory authority in the jurisdiction in which the Warrantholder is resident, the Warrants and the Common Shares underlying them may be subject to statutory hold periods during which these securities may not be resold in such provinces except pursuant to an applicable exemption from the prospectus and registration requirements of applicable securities legislation.

     IN WITNESS WHEREOF the Sellers have caused this Warrant Certificate to be signed by their respective duly authorized officers as of November 30, 1998


                                         BID.COM INTERNATIONAL INC.


                                         Per:
                                             ----------------------------------

                                         1184041 ONTARIO INC.

                                         Per:
                                             ----------------------------------

                                         SMYTHE GROUP COMPANY

                                         Per:
                                             ----------------------------------

Countersigned

CIBC MELLON TRUST COMPANY


Per:
    ----------------------------------

                    EXERCISE INSTRUCTIONS TO WARRANTHOLDER

     The registered holder hereof may exercise his right to subscribe for Common Shares of BID.COM INTERNATIONAL INC. (the "Corporation") by completing the Exercise Form and surrendering this Warrant Certificate (evidencing a minimum of one Warrant) and the appropriate amount per Common Share subscribed for by way of certified cheque or recognized bank draft payable to or to the order of the Corporation and the duly completed Exercise Form to CIBC Mellon Trust Company by delivering or mailing it to CIBC Mellon Trust Company at its principal stock transfer offices in the City of Toronto at its Stock and Bond Transfer Department as follows:

     In the City of Toronto:    P.O. Box 1036
                                Adelaide Street Postal Station
                                Toronto, Ontario
                                M5C 2K4

     If by hand or courier:     Special Projects
                                Securities Level
                                Commerce Court West
                                199 Bay Street
                                Toronto, Ontario
                                M5L 1G9


     If not exercised at or prior to the Expiry Time, the Warrants evidenced by this Certificate will be cancelled and become absolutely void.

     For your own protection, it would be prudent to forward all documentation to the Agent by registered mail.

     Subject to adjustment in certain events as described in the Indenture, the maximum number of Common Shares which you may acquire is one Common Share for every whole Warrant set out on the face of this Warrant Certificate (provided that the required subscription proceeds are paid for each one Common Share) unless you are otherwise notified by the Corporation.

                                 EXERCISE FORM

TO:    BID.COM INTERNATIONAL INC.

          The undersigned hereby exercises the right to subscribe for _________ Common Shares in the capital of BID.COM INTERNATIONAL INC. (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Indenture mentioned in the within Warrant Certificate) at a price per share of $1.75 (subject to adjustment in certain events) according to the terms of the Indenture mentioned in the within Warrant Certificate and encloses the necessary subscription monies per Common Share, by way of certified cheque or bank draft (or the adjusted dollar amount per share at which the undersigned is entitled to purchase such shares or other securities or property under the provisions of the Indenture). If any of the Common Shares are to be issued to a person or persons other than the holder in those circumstances as set forth in the within Warrant Certificate, the holder must pay to CIBC Mellon Trust Company all requisite stamp or security transfer taxes or other governmental charges related thereto.

Such Common Shares should be delivered to the following address in the name of the person(s) listed below.

(Print clearly)

Name:

Address in Full:



Number of Warrants Exercised:

Number of Common Shares Subscribed
for (equal to the Number of Warrants
Exercised rounded down to the nearest
whole number of shares):

Total Amount of Subscription
Funds Enclosed:


          DATED this        day of                    , 19  .


                                               -------------------
                                            Signature of Warrantholder

                                               -------------------
                                            Name of Warrantholder
                                          (As registered on Warrant Certificate)

                                               -------------------

                                               -------------------

                                               -------------------
                                            Print Full Address

                                 TRANSFER FORM

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto



(Please print or typewrite name and address of assignee)



____________________________ Warrant(s) represented by the within certificate, and do(es) hereby irrevocably constitute and appoint___________________________

____________________________ the attorney of the undersigned to transfer the said Warrant(s) on the register of Warrants maintained by the Agent with full power of substitution hereunder.

     DATED this ________ day of _______________ , 199__.


                                               -------------------
                                            Signature of Warrantholder

-------------------                            -------------------
Signature Guarantee                     Name of Warrantholder (please print)

     The signature of the Warrantholder to this assignment must correspond exactly with the name of the Warrantholder as set forth on the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatsoever and the signature must be guaranteed by a Canadian chartered bank or by a trust company or by a member firm of any Canadian stock exchange, any of whose signature must be on file with the Agent.

ARTICLE 1
      INTERPRETATION.............................................................  - 2 -
      1.1  Definitions...........................................................  - 2 -

      1.2  Entire Indenture......................................................  - 5 -
      1.3  Headings..............................................................  - 5 -
      1.4  Extending Meanings....................................................  - 5 -
      1.5  References............................................................  - 5 -
      1.6  Business Day..........................................................  - 5 -
      1.7  Meaning of "Outstanding":.............................................  - 5 -
      1.8  Time..................................................................  - 5 -

      1.9  Choice of Language....................................................  - 6 -
      1.10 Applicable Law:.......................................................  - 6 -

ARTICLE 2
      ISSUE AND PURCHASE OF WARRANTS.............................................  - 6 -
      2.1  Form and Terms of Warrants:...........................................  - 6 -
      2.2  Transfer and Ownership of Warrants: (1)...............................  - 6 -
      2.3  Warrantholders not Shareholders:......................................  - 8 -
      2.4  Signing of Warrants:..................................................  - 8 -
      2.5  Countersigning:.......................................................  - 8 -
      2.6  Loss, Mutilation, Destruction or Theft of Warrants:...................  - 8 -
      2.7  Issue of Warrants:....................................................  - 9 -
      2.8  Warrants to Rank Pari Passu:..........................................  - 9 -
      2.9  Exchange of Warrants:.................................................  - 9 -
      2.10 Recognition of Registered Holder:.....................................  - 9 -

ARTICLE 3
      COVENANTS OF THE SELLERS..................................................  - 10 -
      3.1  Covenants of the Sellers:............................................  - 10 -
      3.2  Securities Qualification Requirements:...............................  - 11 -
      3.3  Deposit of Common Shares Underlying Secondary Warrants:..............  - 12 -

ARTICLE 4
      ADJUSTMENT TO SUBSCRIPTION RIGHTS.........................................  - 13 -
      4.1  Adjustment to Subscription Rights:...................................  - 13 -
      4.2  Adjustment of Purchase Price:........................................  - 17 -
      4.3  Adjustment Rules:....................................................  - 18 -
      4.4  Proceedings Prior to any Action Requiring Adjustment:................  - 20 -
      4.5  Certificate of Adjustment:...........................................  - 20 -
      4.6  Notice of Special Matters:...........................................  - 21 -
      4.7  No Action after Notice:..............................................  - 21 -
      4.8  Protection of Agent:.................................................  - 21 -

ARTICLE 5
      EXERCISE AND CANCELLATION OF WARRANTS.....................................  - 22 -
      5.1  Exercise of Warrants:................................................  - 22 -
      5.2  Effect of Exercise of Warrants.......................................  - 23 -
      5.3  Postponement of Delivery of Certificates:............................  - 24 -
      5.4  Cancellation of Warrants:............................................  - 24 -
      5.5  Warrants Void after Expiry Time:.....................................  - 24 -
      5.6  Fractions of Common Shares:..........................................  - 24 -
      5.7  Subscription for Less than Entitlement:..............................  - 24 -

ARTICLE 6
      NON-REDEMPTION............................................................  - 25 -
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
      6.1  Non-Redemption of Warrants:..........................................  - 25 -

ARTICLE 7
      MEETINGS OF WARRANTHOLDERS................................................  - 25 -
      7.1  Convening of Meeting:................................................  - 25 -
      7.2  Notice:..............................................................  - 25 -
      7.3  Chairman:............................................................  - 25 -
      7.4  Quorum:..............................................................  - 25 -
      7.5  Show of Hands:.......................................................  - 26 -
      7.6  Poll:................................................................  - 26 -
      7.7  Regulations:.........................................................  - 26 -
      7.8  Minutes:.............................................................  - 27 -
      7.9  Powers Exercisable by Extraordinary Resolution:......................  - 27 -
      7.10 Meaning of "Extraordinary Resolution":...............................  - 28 -
      7.11 Powers Cumulative:...................................................  - 29 -
      7.12 Sellers, Underwriters, Warrantholders and Agent May be Represented:..  - 29 -
      7.13 Binding Effect of Resolutions:.......................................  - 29 -
      7.14 Holdings by the Sellers or Subsidiaries of the Sellers Disregarded:..  - 29 -

ARTICLE 8
      SUPPLEMENTAL INDENTURES, MERGER, SUCCESSORS...............................  - 30 -
      8.1  Provision for Supplemental Indentures for Certain Purposes:..........  - 30 -
      8.2  Sellers May Consolidate, etc. on Certain Terms:......................  - 30 -
      8.3  Successor Body Corporate Substituted:................................  - 31 -
      8.4  Amendments for Listing:..............................................  - 31 -

ARTICLE 9
      CONCERNING THE AGENT......................................................  - 32 -
      9.1  Trust Indenture Legislation:.........................................  - 32 -
      9.2  Rights and Duties of Agent:..........................................  - 32 -


      9.3  Evidence, Experts and Advisers:......................................  - 34 -


      9.4  Documents, Monies, etc. Held by  Agent:..............................  - 35 -
      9.5  Action by  Agent to Protect Interests:...............................  - 35 -
      9.6  Agent Not Required to Give Security:.................................  - 35 -
      9.7  Protection of  Agent:................................................  - 35 -
      9.8  Replacement of  Agent:...............................................  - 36 -
      9.9  Conflict of Interest:................................................  - 37 -

      9.10 Acceptance of Trusts:................................................  - 37 -
      9.11 Agent Not to be Appointed Receiver:..................................  - 37 -
      9.12 Authorization to Carry on Business:..................................  - 37 -
      9.13 Liability of  Agent:.................................................  - 37 -

ARTICLE 10
      NOTICES...................................................................  - 38 -
      10.1 Notice to Sellers:...................................................  - 38 -
      10.2 Notice to Warrantholders:............................................  - 38 -
      10.3 Notice to Agent:.....................................................  - 38 -
      10.4 Mail Service Interruption:...........................................  - 39 -

ARTICLE 11
      POWER OF BOARD OF DIRECTORS...............................................  - 39 -
      11.1 Board of Directors:..................................................  - 39 -
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
ARTICLE 12
      FORMAL EXECUTION AND EFFECTIVE DATE.......................................  - 40 -
      12.1 Suits by Warrantholders:.............................................  - 40 -
      12.2 Waiver of Default....................................................  - 40 -
      12.3 Further Assurances:..................................................  - 40 -
      12.4 Severability:........................................................  - 41 -
      12.5 Satisfaction and Discharge of Indenture..............................  - 41 -
      12.6 Formal Date and Execution Date:......................................  - 41 -
      12.7 Counterparts:........................................................  - 41 -
      12.8 Enurement:...........................................................  - 41 -
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